As filed with the Securities and Exchange Commission on August 9, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EASTMAN KODAK COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	16-0413150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

343 State Street

Rochester, NY 14650

(585) 724-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sharon E. Underberg

General Counsel, Secretary and Senior Vice President

343 State Street

Rochester, NY 14650

(585) 724-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Andrew L. Fabens

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166-0193

(212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)(1)	Amount of registration fee (3)
Primary Offering:	(4)	(2)	$841,226,486.52	$84,711.51
Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Purchase Contracts
Guarantees (5)
Units (6)
Secondary Offering by Selling Shareholders:
Common Stock	21,586,854	$16.62(1)	$358,773,513.48	$36,128.49
Total			$1,200,000,000	$120,840.00

(1)	The price is estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of determining the registration fee, based upon the average of the high and low prices of the registrant’s common stock reported on the New York Stock Exchange on August 3, 2016.
(2)	The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.D. of Form S-3, and (b) will be determined, from time to time, by the registrant in connection with the issuance of the securities registered hereunder.
(3)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.
(4)	There is being registered hereunder an indeterminate number of shares of common stock, preferred stock, debt securities, warrants, depositary shares and purchase contracts as may be sold, from time to time, by the registrant. There is also being registered hereunder an indeterminate number of shares of common stock that may be issued upon conversion of preferred stock or debt securities or exercise of warrants registered hereunder and an indeterminate number of shares of preferred stock and debt securities that may be issued upon exercise of warrants hereunder.
(5)	No separate consideration will be received for any guarantee of debt securities. Accordingly, pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate filing fee is required.
(6)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling shareholders are soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 9, 2016

PROSPECTUS

EASTMAN KODAK COMPANY

$1,200,000,000 OF

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

DEPOSITARY SHARES

WARRANTS

PURCHASE CONTRACTS

GUARANTEES

UNITS

This prospectus relates to the offer and sale of our securities from time to time in one or more offerings of up to $1,200,000,000 in aggregate offering price. These securities include up to 21,586,854 shares of our common stock that selling shareholders may from time to time offer and sell. We will not receive any of the proceeds from the sale of our common stock by the selling shareholders. This prospectus provides a general description of the common stock, preferred stock, debt securities, warrants, depositary shares, purchase contracts, guarantees and units that may be offered and sold from time to time. Each time we offer securities pursuant to this prospectus, and in certain cases where one or more selling shareholders offer securities pursuant to this prospectus, we or the selling shareholders, as applicable, will provide a prospectus supplement and attach it to this prospectus. Such a prospectus supplement will contain more specific information about the offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “KODK”. On August 8, 2016, the last reported sale price of our common stock on the New York Stock Exchange was $16.78.

Investing in our securities involves risks. You should read carefully and consider the risks referenced under “Risk Factors” beginning on page 6 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We or the selling shareholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We or the selling shareholders reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in any applicable prospectus supplement.

Prospectus dated                     , 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time.

The types of securities that we may offer and sell from time to time by this prospectus are:

•	common stock;

•	preferred stock;

•	debt securities, which may be senior or subordinated and secured or unsecured and which may include guarantees of the debt securities by some or all of our subsidiaries;

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities;

•	depositary shares;

•	purchase contracts;

•	guarantees; and

•	units.

We may sell these securities either separately or in units. We may issue debt securities convertible into shares of our common stock or preferred stock. The preferred stock also may be convertible into shares of our common stock or another series of preferred stock. In addition to the primary offering of securities, the selling shareholders may from time to time sell up to 21,586,854 shares of our common stock described in this prospectus in one or more secondary offerings. This prospectus provides a general description of the securities that may be offered. Each time we offer securities, and in certain cases where one or more selling shareholders offer securities, we or the selling shareholders, as applicable, will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. In each prospectus supplement we will include the following information:

•	the type and amount of securities that we or the selling shareholders propose to sell;

•	the initial public offering price of the securities (in the case of an underwritten offering);

•	the names of any underwriters or agents through or to which we will sell the securities, if applicable;

•	any compensation of those underwriters or agents, if applicable; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, any accompanying prospectus supplement also may add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus or any accompanying prospectus supplement does not offer to sell or ask for offers to buy any securities other than those to which it relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, except as otherwise indicated or as the context otherwise requires, “EKC” refers to Eastman Kodak Company on an unconsolidated basis and the words “Kodak,” “we,” “us,” “our,” the “Company” and “ours” refer to Eastman Kodak Company and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxy statements, information statements and other information filed with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov, from which you can electronically access these materials.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except any information that is superseded by information that is included in a document subsequently filed with the SEC.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of an offering of securities, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2015 as amended, including the portions of our Proxy Statement for our 2016 annual meeting of shareholders incorporated by reference therein, but excluding Part I, Item 1; Part II, Item 6; Part II, Item 7; Part II, Item 8; Part IV, Item 15 and Exhibit 12.1 to such Annual Report to the extent superseded by our Current Report on Form 8-K filed on August 9, 2016;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016;

•	our Current Reports on Form 8-K filed on May 26, 2016, May 27, 2016, June 15, 2016 and August 9, 2016; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on September 3, 2013, including the description of our common stock contained in our Registration Statement on Form S-8 filed on September 3, 2013 and incorporated by reference therein, and any amendments or reports filed for the purpose of updating that description.

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:

Eastman Kodak Company

343 State Street

Rochester, NY 14650

Attention: Sharon E. Underberg

Phone: (585) 724-4000

We maintain a website at www.Kodak.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

You may read and copy any materials we file with the SEC at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference include “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends, and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including, management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in this prospectus, in our Annual Report on Form 10–K for the year ended December 31, 2015, as amended, under the headings “Risk Factors” and “Legal Proceedings,” in our Current Report on Form 8-K under the headings “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” and in the corresponding sections of our quarterly reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, and in other filings Kodak makes with the SEC from time to time, as well as the following:

•	Kodak’s ability to comply with the covenants in its credit agreements;

•	Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results;

•	the ability of Kodak to achieve cash forecasts, financial projections, and projected growth;

•	Kodak’s ability to achieve the financial and operational results contained in its business plans;

•	Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt;

•	Kodak’s ability to discontinue, sell or spin-off certain businesses or operations, including the Prosper Business, or otherwise monetize assets;

•	changes in foreign currency exchange rates, commodity prices and interest rates;

•	Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies, including its micro 3D printing of touch sensors;

•	Kodak’s ability to effectively compete with large, well-financed industry participants;

•	continued sufficient availability of borrowings and letters of credit under Kodak’s credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers;

•	Kodak’s ability to attract and retain key executives, managers and employees;

•	the performance by third parties of their obligations to supply products, components or services to Kodak; and

•	the impact of the global economic environment on Kodak.

There may be other factors that may cause Kodak’s actual results to differ materially from the forward–looking statements. All forward–looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this prospectus or, with respect to any forward-looking statements included in a document incorporated by reference, as of the date thereof and are expressly qualified in their entirety by the cautionary statements included or referenced in this prospectus. Kodak undertakes no obligation to update or revise forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

THE COMPANY

General

Kodak provides directly and through partnerships with other innovative companies hardware, software, consumables and services to customers in graphic arts, commercial print, publishing, packaging, electronic displays, entertainment and commercial films, and consumer products markets. With its world-class R&D capabilities, innovative solutions portfolio and highly trusted brand, Kodak is helping customers around the globe to sustainably grow their own businesses and enjoy their lives.

Kodak is a global commercial printing and imaging company with proprietary technologies in materials science, digital imaging science and software, and deposition processes (methods whereby one or more layers of various materials in gaseous, liquid or small particle form are deposited on a substrate in precise quantities and positions). Kodak leverages its core technology products and services to develop solutions for the product goods packaging and graphic communications markets, and is commercializing products for the functional printing market. Kodak also offers brand licensing and intellectual property opportunities, provides products and services for motion pictures and other commercial films, and sells ink to its existing installed consumer inkjet printer base.

The Company was founded by George Eastman in 1880 and incorporated in 1901 in the State of New Jersey. Kodak is headquartered in Rochester, New York.

Corporate Information

Our principal executive office is located at 343 State Street, Rochester, New York 14650, and our telephone number is (585) 724-4000.

RISK FACTORS

Investing in our securities involves risks, including the risk factors described below with respect to our common stock. You should carefully consider these risks, as well as the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement, before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Risks Related to our Common Stock

The selling shareholders own a large portion of our outstanding common stock. Sales of our common stock by these shareholders could result in a change of control of the Company and the loss of favorable tax attributes.

As of August 8, 2016, the selling shareholders beneficially owned 54.2% of our outstanding common stock. Although these shareholders consist of several unaffiliated groups, the selling shareholders collectively have a controlling influence over all matters presented to our shareholders for approval, including election of our directors and change of control transactions. In addition, the selling shareholders collectively would be able to cause a change of control of the Company by selling their shares of our common stock. If such a transaction were to result in an “ownership change,” as determined under Section 382 of the Internal Revenue Code of 1986, as amended, then our ability to offset taxable income with tax attributes generated prior to the ownership change date could be limited, possibly substantially. For more information on our tax attributes see note 14 to our consolidated financial statements, included within our annual reports on Form 10-K, as may be updated from time to time in future filings. The interests of the selling shareholders may not always coincide with the interests of the other holders of our common stock.

Future sales of our common stock, or the perception that these sales may occur, may adversely affect our stock price.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could cause the market price of our common stock to decline. For example, we are subject to a registration rights agreement with certain shareholders that acquired shares of our common stock in connection with our emergence from voluntary reorganization under Chapter 11 proceedings in September 2013. Pursuant to this agreement, we are registering these shares on the registration statement of which this prospectus forms a part and are required to maintain a registration statement covering the resale of these shares. In certain circumstances, these shareholders can require us to participate in an underwritten public offering of these shares. Any shares sold by these shareholders pursuant to these registration rights will be freely tradable without restriction under the Securities Act, except for shares purchased by our affiliates. While we cannot predict the size of future sales or distributions of our common stock, if there is a perception that such sales or distributions could occur, or if shareholders exercising their registration rights sell a large number of shares, the market price for our ordinary shares could be adversely affected.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended June 30,	Year Ended December 31,		Four Months Ended December 31,	Eight Months Ended August 31,	Year Ended December 31,
	2016	2015	2014	2013	2013	2012	2011
Ratio of earnings to fixed charges	1.6	1.0	N/A(1)	N/A(1)	21.4	N/A(1)	N/A(1)

(1)	N/A—represents coverage ratio of less than 1. Our earnings were inadequate to cover fixed charges for 2011, 2012 and 2014 and for the four months ended December 31, 2013. The amounts by which earnings were inadequate to cover fixed charges were $756 million in 2011, $1,609 million in 2012, $52 million in 2014 and $55 million for the four months ended December 31, 2013.

For the periods indicated above, we have no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from any sale by us of the securities to which this prospectus relates will be used for general corporate purposes, which may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use. When we offer and sell securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale, if any, of common stock by any selling shareholders.

SELLING SHAREHOLDERS

In addition to the primary offering of securities by us, this prospectus relates to the possible resale by the selling shareholders named below of up to 21,586,854 shares of our common stock, which includes 20,723,050 shares of common stock currently outstanding and 863,804 shares of common stock issuable upon the exercise of the Company’s 125% Warrants to purchase its common stock (the “125% warrants”) and its 135% Warrants to purchase its common stock (the “135% warrants” and together with the 125% warrants, the “warrants”), in each case subject to adjustments for stock splits, stock dividends and reclassifications, that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part.

The following table sets forth the names of the selling shareholders (and/or the beneficial owners) and the number of shares of common stock beneficially owned by each of them (which includes the number of shares of common stock issuable upon exercise of the warrants held by each of them) as of the date of this prospectus. The selling shareholders received shares of our common stock and the warrants, with registration rights, in connection with our emergence from voluntary reorganization under Chapter 11 proceedings in September 2013. These shares, including the shares underlying the warrants, are being registered in order to fulfill our contractual obligations under the registration rights agreement. The selling shareholders are the parties to a registration rights agreement with GSO Capital Partners LP, on behalf of various managed funds, BlueMountain Capital Management, LLC, on behalf of various managed funds, George Karfunkel, United Equities Commodities Company, Momar Corporation, Contrarian Capital Management, LLC, on behalf of Contrarian Funds, LLC, and Serengeti Asset Management LP, as investment advisor to various funds.

Information in the table below with respect to beneficial ownership has been furnished by each of the selling shareholders. Except as described above, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares, including the shares underlying the warrants, are being registered to permit public secondary trading of the shares, and selling shareholders may offer the shares for resale from time to time. Beneficial ownership reflected in the table below includes the total shares held by each selling shareholder and such selling shareholder’s affiliates. Beneficial ownership is determined in accordance with the rules and regulations of the SEC.

The selling shareholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below.

Information about additional selling shareholders, if any, including their identities and the common stock to be registered on their behalf, may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act. Information concerning the selling shareholders may change from time to time. Any changes to the information provided below may be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over the shares listed.

The selling shareholders named below and their permitted transferees, pledgees, donees or other successors may from time to time offer shares of common stock under this prospectus.

	Shares Beneficially Owned Prior to This Offering		Shares of Common Stock that May be Sold Hereby	Shares Beneficially Owned After This Offering+
Name	Number	Percent(1)		Number	Percent(1)
GSO Capital Partners LP(2)	9,169,736	21.6%	8,782,569	387,167	*
BlueMountain Capital Management, LLC(3)	7,960,764	18.6%	6,625,058	1,335,706	3.1%
George Karfunkel(4)	1,413,924	3.5%	1,399,214	14,710	*
United Equities Commodities Company(5)(6)	1,641,272	3.9%	1,640,272	1,000	*
Momar Corporation(6)	3,139,741	7.4%	3,139,741	—	—

+	Assumes that the selling shareholders will sell all shares of their common stock that may be registered pursuant to this prospectus. There is no assurance that the selling shareholders will resell all or any of their common stock.
*	Less than 1%

(1)	Percentage of common stock is based on 42,247,470 shares of our common stock outstanding as of August 8, 2016. The calculation of this percentage assumes for each person the acquisition by such person of all shares that may be acquired upon exercise of warrants to purchase shares of common stock, and assumes that the other warrant holders do not exercise their warrants.
(2)	Consists of (i) 48,006 shares of common stock beneficially owned by FS Investment Corporation; (ii) 1,846 shares of common stock beneficially owned by FS Investment Corporation II; (iii) 284,637 shares of common stock beneficially owned by GSO Cactus Credit Opportunities Fund LP of which 171,471 shares of common stock and 5,884 shares of common stock underlying 125% warrants and 5,884 shares of common stock underlying 135% warrants are registerable hereunder; (iv) 285,769 shares of common stock beneficially owned by GSO Credit Alpha Trading (Cayman) LP; (v) 1,258,696 shares of common stock beneficially owned by GSO Credit-A Partners LP of which 1,226,470 shares of common stock and 16,113 shares of common stock underlying 125% warrants and 16,113 shares of common stock underlying 135% warrants are registerable hereunder; (vi) 1,011,918 shares of common stock beneficially owned by GSO Palmetto Opportunistic Investment Partners LP of which 986,236 shares of common stock and 12,841 shares of common stock underlying 125% warrants and 12,841 shares of common stock underlying 135% warrants are registerable hereunder; (vii) 6,265,011 shares of common stock beneficially owned by GSO Special Situations Master Fund LP of which 6,103,867 shares of common stock and 80,572 shares of common stock underlying 125% warrants and 80,572 shares of common stock underlying 135% warrants are registerable hereunder; and (viii) 13,853 shares of common stock beneficially owned by Locust Street Funding LLC. GSO Capital Partners LP serves as the investment manager or advisor of each of GSO Cactus Credit Opportunities Fund LP, GSO Credit Alpha Trading (Cayman) LP, GSO Credit-A Partners LP, GSO Palmetto Opportunistic Investment Partners LP and GSO Special Situations Master Fund LP (the “GSO Funds”). GSO Advisor Holdings L.L.C. is the special limited partner of GSO Capital Partners LP with investment and voting power over the securities beneficially owned by GSO Capital Partners LP. Blackstone Holdings I L.P. is the sole member of GSO Advisor Holdings L.L.C. Blackstone Holdings I/II GP Inc. is the general partner of each of Blackstone Holdings I L.P. and Blackstone Holdings II L.P. The Blackstone Group L.P. is the controlling shareholder of Blackstone Holdings I/II GP Inc. Blackstone Group Management L.L.C. is the general partner of The Blackstone Group L.P. Blackstone Group Management L.L.C. is wholly owned by Blackstone Group L.P.’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of Bennett J. Goodman and J. Albert Smith III serves as an executive of GSO Holdings I L.L.C. and GSO Capital Partners LP and may be deemed to have shared voting power and/or investment power with respect to the securities held by the GSO Funds. Each of Michael C. Forman, David J. Adelman, Gerald F. Stahlecker, Zachary Klehr and Sean Coleman may be deemed to have shared voting power and/or investment power with respect to the securities held by FS Investment Corporation, FS Investment Corporation II and Locust Street Funding LLC (collectively, the “FS Funds”). Each of the foregoing entities and individuals disclaims beneficial ownership of the shares of common stock held directly by the GSO Funds and the FS Funds (other than the GSO Funds and the FS Funds to the extent of their direct holdings). Jason New, senior managing director of Blackstone Group L.P., has been on the Company’s board of directors since 2013. The principal business address of each of GSO Special Situations Master Fund LP, GSO Credit-A Partners LP and GSO Credit Alpha Trading (Cayman) LP is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154. The principal business address of the FS Funds is 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.
(3)

Consists of (i) 2,660,255 shares of common stock beneficially owned by Blue Mountain Credit Alternatives Master Fund L.P. of which 2,454,917 shares of common stock and 102,669 shares of common stock underlying 125% warrants and 102,669 shares of common stock underlying 135% warrants are registerable hereunder; (ii) 289,178 shares of common stock beneficially owned by BlueMountain Timberline Ltd. of which 266,860 shares of common stock, 11,159 shares of common stock underlying 125% warrants and 11,159 shares of common stock underlying 135% warrants are registerable hereunder; (iii) 636,126 shares of common stock beneficially owned by BlueMountain Montenvers Master Fund SCA SICAV-SIF of which 556,262 shares of common stock, 39,932 shares of common stock underlying 125% warrants and 39,932 shares of common stock underlying 135% warrants are registerable hereunder; (iv) 314,414 shares of common stock beneficially owned by BlueMountain Distressed Master Fund L.P., of which 290,148 shares of common stock, 12,133 shares of common stock underlying 125% warrants and 12,133 shares of common stock underlying 135% warrants are registerable hereunder; (v) 170,244 shares of common stock beneficially owned by BlueMountain Guadalupe Peak Fund L.P. of which 157,104 shares of common stock, 6,570 shares of common stock underlying 125% warrants and 6,570 shares of common stock underlying 135% warrants are registerable hereunder; (vi) 235,554 shares of common stock beneficially owned by BlueMountain Strategic Credit Master Fund L.P. of which 217,374 shares of common stock,

9,090 shares of common stock underlying 125% warrants and 9,090 shares of common stock underlying 135% warrants are registerable hereunder; (vii) 224,089 shares of common stock beneficially owned by BlueMountain Kicking Horse Fund, L.P. of which 206,793 shares of common stock, 8,648 shares of common stock underlying 125% warrants and 8,648 shares of common stock underlying 135% warrants are registerable hereunder; (viii) 398,603 shares of common stock beneficially owned by BlueMountain Summit Trading L.P. of which all are registerable hereunder; and (ix) 1,696,595 shares of common stock beneficially owned by BlueMountain Credit Opportunities Master Fund I, L.P. of which 1,565,639 shares of common stock, 65,478 shares of common stock underlying 125% warrants and 65,478 shares of common stock underlying 135% warrants are registerable hereunder. Voting and investment power over the registrable securities is held by BlueMountain Capital Management, LLC. The following individuals, who are members of the Investment Committee of BlueMountain Capital Management, LLC, have shared voting and investment power over the registrable securities: Andrew Feldstein; Peter Greatrex; Marina Lutova; Derek Smith; and David Zorub. Derek Smith has been on the Company’s board of directors since 2013. The address of these selling shareholders is c/o BlueMountain Capital Management, LLC, 280 Park Avenue, 12th Floor, New York, NY 10017, Attn: General Counsel.

(4)	Includes 1,351,022 shares of common stock, of which 1,336,312 shares are registerable hereunder, and 31,451 shares of common stock underlying 125% warrants and 31,451 shares of common stock underlying 135% warrants, all of which shares are registerable hereunder. The address for Mr. Karfunkel is c/o Eastman Kodak Company, 343 State Street, Rochester, NY 14650.
(5)	Includes 1,519,646 shares of common stock, of which 1,518,646 shares are registerable hereunder, and 60,813 shares of common stock underlying 125% warrants and 60,813 shares of common stock underlying 135% warrants, all of which shares are registerable hereunder.
(6)	Moses Marx is the President of Momar Corporation (“Momar”), Dr. Joseph Fink is Vice President and Treasurer of Momar, and Philippe D. Katz is Vice President and Secretary of Momar. Messrs. Marx, Fink and Katz are the directors of Momar. No person is a controlling shareholder of Momar. Mr. Marx invests through and is a general partner of United Equities Commodities Company (“United Equities”). Mr. Katz is an observer on the Company’s board of directors. The business address for each of Momar, Messrs. Marx, Fink and Katz and United Equities is 160 Broadway, 1st Floor, New York, NY 10038.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share, and 60,000,000 shares of preferred stock, no par value, no shares of which are outstanding or designated. Each series of preferred stock shall have such rights, preferences and limitations as authorized in our Second Amended and Restated Certificate of Incorporation (“Certificate”) and as determined by resolutions adopted by the Board of Directors of the Company (the “Board”). The rights of holders of the common stock shall be subject to the rights of holders of any series of preferred stock that may be issued from time to time, including liquidation rights, special voting rights and preferences with respect to payment of dividends.

Dividends

Subject to applicable law and to the designated preferential rights of any outstanding series of preferred stock that the Board may cause to be issued, from time to time, the holders of common stock will be entitled to dividends as may be declared from time to time by the Board.

Voting Rights

Each share of common stock entitles the holder thereof to one vote on all matters, including the election of directors, and, except as otherwise required by law or provided in any resolution adopted by our Board with respect to any series of preferred stock, the holders of the shares of common stock will possess all voting power. Generally, all matters to be voted on by the shareholders must be approved by a majority of the votes cast at a meeting at which a quorum is present, subject to state law and any voting rights granted to any of the holders of preferred stock.

Directors

Holders of common stock do not have cumulative voting rights with respect to the election of directors. A nominee for director shall be elected to the Board if the nominee receives a majority of the votes cast at a meeting at which a quorum is present. A nominee receives a majority of the votes cast if the votes “for” such nominee’s election exceed the votes “against” such nominee’s election. However, directors shall be elected by a plurality of the votes cast in any contested election for directors. A contested election is any election in which the number of nominees seeking election is more than the number of directors to be elected. Shareholders will be permitted only to vote “for” or “withhold” authority in a contested election. The Certificate provides for certain limitations on the voting rights of holders of common stock with respect to amendments to the Certificate that affect the terms of outstanding preferred stock.

The number of directors shall be no fewer than nine and not more than 13, or as otherwise fixed pursuant to the Third Amended and Restated By-laws of the Company.

Other

The holders of common stock do not have preemptive rights. There are no subscription, redemption, conversion or sinking fund provisions with respect to the common stock.

Pursuant to section 1123(a)(6) of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), the Company is prohibited from issuing any non-voting equity securities for so long as section 1123 of the Bankruptcy Code is in effect and applicable to the Company. This restriction on the issuance of non-voting equity securities is included in the Certificate.

For a more detailed description of the terms of our capital stock, please refer to the documents and other information that we incorporate by reference elsewhere in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The transfer agent and registrar for our common stock, which is listed on the New York Stock Exchange, is Computershare Shareowner Services.

Preferred Stock

We are authorized to issue up to 60,000,000 shares of preferred stock, no par value per share, no shares of which are outstanding or designated. The Board has the authority to determine the dividend rights, dividend rates, voting rights, conversion rights, rights and terms of redemption, liquidation preferences and sinking fund terms on any series of preferred stock, the number of shares constituting any such series, the designation thereof and any other relative rights, preferences and limitations of such series.

Depositary Shares

The following description summarizes the general terms and provisions of depositary shares and depositary receipts. The particular terms of any depositary shares and any depositary receipts we offer will be described in the applicable prospectus supplement. You should read the particular terms of any depositary shares and depositary receipts we offer described in the applicable prospectus supplement, together with any deposit agreement relating to a particular series of preferred stock for provisions that may be important to you. The applicable prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement. The terms of any depositary shares will be set forth in the applicable prospectus supplement and the provisions of the deposit agreement, which we will file with the SEC.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock as described in the applicable prospectus supplements.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or ratably or by any other equitable method as we may decide.

Anti-Takeover Legislation

We are subject to Section 14A-10A of the New Jersey Shareholders Protection Act, a type of anti-takeover statute designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our board of directors for the fair and equitable treatment of all stockholders. Subject to certain qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation’s board of directors approved the combination prior to the stockholder becoming an interested stockholder or after the stockholder becoming an interested stockholder if the corporation’s board of directors approved both the transaction causing a person to become an interested stockholder and the subsequent business combination. In addition, but not in limitation of the five-year restriction, if applicable, corporations covered by the New Jersey statute may not engage at any time in a business combination with any interested stockholder of that corporation unless the combination is approved by the board of directors prior to the interested stockholder’s stock acquisition date, the combination receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder or the combination meets minimum financial terms specified by the statute.

An “interested stockholder” is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five year period has at any time owned 10% or more of the voting power of the then outstanding stock of the corporation.

The term “business combination” is defined to include a broad range of transactions including, among other things:

•	the merger or consolidation of the corporation with the interested stockholder or any corporation that is or after the merger or consolidation would be an affiliate or associate of the interested stockholder,

•	the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation’s assets, or

•	the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation.

The effect of the statute is to protect non-tendering, post-acquisition minority stockholders from mergers in which they will be “squeezed out” after the merger, by prohibiting transactions in which an acquirer could favor itself at the expense of minority stockholders. The statute generally applies to corporations that are organized under New Jersey law.

DESCRIPTION OF THE DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

As used in this “Description of the Debt Securities,” the “Company” refers to Eastman Kodak Company, or EKC, and does not, unless the context otherwise indicates, include our subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

The debt securities that we offer will be senior debt securities or subordinated debt securities and may be secured or unsecured. We expect to issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between EKC and the trustee named in the applicable prospectus supplement. We expect to issue subordinated debt securities under an indenture, which we refer to as the subordinated indenture, to be entered into between EKC and the trustee named in the applicable prospectus supplement. We refer to the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of any debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the senior indenture and the subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.

The senior debt securities will be EKC’s unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “—Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other and all other subordinated debt of EKC, unless otherwise indicated in the applicable prospectus supplement.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. Unless otherwise provided in the applicable prospectus supplement, we may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the applicable prospectus supplement for such series.

Reference is made to the applicable prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

(1) the title of the debt securities;

(2) any limit upon the aggregate principal amount of the debt securities;

(3) the price at which we will issue the debt securities;

(4) if other than 100% of the principal amount, the portion of their principal amount payable upon maturity of the debt securities;

(5) the date or dates on which the principal of the debt securities will be payable (or method of determination thereof);

(6) the rate or rates (or method of determination thereof) at which the debt securities will bear interest (including any interest rates applicable to overdue payments), if any, the date or dates from which any such interest will accrue and on which such interest will be payable, the record dates for the determination of the holders to whom interest is payable, and the dates on which any other amounts, if any, will be payable;

(7) if other than as set forth herein, the place or places where the principal of, premium and other amounts, if any, and interest, if any, on the debt securities will be payable;

(8) the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

(9) our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which securities of the series shall be redeemed, purchased or repaid, in whole or in part;

(10) the denominations in which the debt securities shall be issuable;

(11) the form of such debt securities, including such legends as required by law or as we deem necessary or appropriate, and the form of temporary global security that may be issued;

(12) whether the debt securities are convertible into other securities of the Company and, if so, the terms and conditions of such conversion;

(13) whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

(14) whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee;

(15) the ranking of such debt securities as senior debt securities or subordinated debt securities;

(16) if other than U.S. dollars, the currency or currencies (including composite currencies or currency units) in which the debt securities may be purchased and in which payments on the debt securities will be made (which currencies may be different for payments of principal, premium or other amounts, if any, and/or interest, if any);

(17) if the debt securities will be secured by any collateral, a description of the collateral and the terms and conditions of the security and realization provisions;

(18) the provisions relating to any guarantee of the debt securities, including the ranking thereof;

(19) the ability, if any, to defer payments of principal, interest, or other amounts; and

(20) any other specific terms or conditions of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms that may be required by or advisable under applicable laws or regulations.

“Principal” when used herein includes any premium on any series of the debt securities.

Unless otherwise provided in the applicable prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities, if any, will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.

The debt securities may be issued only in fully registered form and, unless otherwise provided in the applicable prospectus supplement relating to any debt securities, in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Unless otherwise provided in the applicable prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

The indentures require the annual filing by the Company with the trustee of a certificate as to compliance with certain covenants contained in the indentures.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the applicable prospectus supplement relating thereto.

The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

We will maintain an office or agency where the debt securities may be presented for payment, conversion, registration of transfer and exchange. The indenture trustee is appointed security registrar for purposes of registering, and registering transfers of, the debt securities. Unless otherwise indicated in the applicable prospectus supplement, the indenture trustee also will act as paying agent, and will be authorized to pay principal and interest, if any, on any debt security of any series.

There will be no service charge for any registration of transfer or exchange of debt securities, but we or the indenture trustee may require a holder to pay any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the debt securities, other than certain exchanges not involving any transfer, and other than certain exchanges or transfers as we may specify.

Subordination of Subordinated Debt Securities

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

(1) the indebtedness ranking senior to the debt securities being offered;

(2) the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

(3) the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

(4) the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Covenants

We will set forth in the applicable prospectus supplement any covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Events of Default

Except as otherwise set forth in the prospectus supplement relating to any debt securities, an event of default with respect to the debt securities of any series is defined in the indentures as:

(1) default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise;

(3) default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than the failure to comply with any covenant or agreement to file with the trustee information required to be filed with the SEC or a default in the performance or breach of a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

(4) certain events of bankruptcy, insolvency or reorganization of the Company and, as specified in the applicable prospectus supplement, certain of our subsidiaries.

Any failure to perform, or breach of, any covenant or agreement by the Company in respect of the debt securities with respect to the filing with the trustee of the information required to be filed with the SEC shall not be a default or an event of default. Remedies against the Company for any such failure or breach will be limited to liquidated damages. If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” under the indenture, the Company will pay liquidated damages to all holders of debt securities, at a rate per year equal to 0.25% of the principal amount of such debt securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured.

Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.

The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee that has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series. In addition, we will be required to deliver to the trustee, within 120 days after the end of each year, a certificate indicating whether the officers signing such certificate on our behalf know of any default with respect to the debt securities of any series that occurred during the previous year, specifying each such default and the nature thereof.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, the indentures provide that, if an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganizations) with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding, by notice to the Company, may declare the principal amount of all debt securities of such series and accrued and unpaid interest to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

Subject to the provisions of the indentures relating to the duties of the trustee, in case an event of default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee security or indemnity reasonably satisfactory to such trustee. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.

No holder of any debt security of any series will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an event of default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall also have made written request, and offered reasonably satisfactory indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. However, the right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Merger

Each indenture provides that the Company may consolidate with, sell, convey or lease all or substantially all of its assets to, or amalgamate or merge with or into, any other corporation, if:

(1) either (a) the Company is the continuing company or (b) the successor company is a corporation incorporated under the laws of the United States or any state thereof, a member state of the European Union or any political subdivision thereof and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by us; and

(2) the Company or such continuing or successor company, as the case may be, is not, immediately after such amalgamation, merger, consolidation, sale, conveyance or lease, in material default in the performance or observance of any such covenant or condition.

Satisfaction and Discharge of the Indentures

The indenture with respect to any series of debt securities (except for certain specified surviving obligations, including our obligation to pay the principal of and interest, if any, on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures

The indentures contain provisions permitting the Company and the trustee thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the applicable indenture affected thereby, to execute supplemental indentures adding certain provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series; provided that, unless otherwise provided in the applicable prospectus supplement, no such supplemental indenture may:

(1) extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

(2) reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

(3) reduce the amount of principal payable upon acceleration of the maturity date of any original issue discount security.

Additional amendments requiring the consent of each holder affected thereby may be added for the benefit of holders of certain series of debt securities and, if added, will be described in the applicable prospectus supplement relating to such debt securities.

Additionally, in certain circumstances prescribed in the indenture governing the relevant series of debt securities, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities.

Defeasance

The indentures provide, if such provision is made applicable to the debt securities of any series, that the Company may elect to terminate, and be deemed to have satisfied, all of its obligations with respect to such debt securities (except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, to compensate and indemnify the trustee and to punctually pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due) (“defeasance”) upon the deposit with the trustee, in trust for such purpose, of funds and/or government obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if the Company complies with certain conditions, including delivery to the trustee of an opinion of counsel confirming that, subject to customary assumptions and exclusions, the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

The applicable prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a “Debt Depository”) identified in the applicable prospectus supplement. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the trustee under the applicable indenture, and then forwarded to the Debt Depository.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, we do not appoint a successor Debt Depository within 90 days, we will issue individual debt securities in certificated form in exchange for the global securities. In addition, we may determine, at any time and subject to the procedures of DTC, not to have any debt securities represented by one or more global securities, and, in such event, will issue individual debt securities in certificated form in exchange for the relevant global securities. Beneficial interests in global securities will also be exchangeable for individual debt securities in certificated form in the event of a default or an Event of Default or upon prior written notice to the trustee by or on behalf of DTC or at the request of the owner of such beneficial interests, in accordance with the indenture. In any of the foregoing circumstances, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in its name. Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“Direct Participants”). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the Commission.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn recorded on the Direct and Indirect Participants’ records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the action. Transfers of ownership interests in debt securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except as described above.

To facilitate subsequent transfers, the debt securities are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identity of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notice and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Principal and interest payments, if any, on the debt securities will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee’s responsibility, disbursement of such payments to Direct Participants is DTC’s responsibility, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered.

We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

Trustee

A trustee under the indentures will be appointed. The Company and its subsidiaries may maintain accounts and conduct other banking transactions with affiliates of the trustee.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator, shareholder, member, manager or partner of the Company, as such, will have any liability for any obligations of the Company under the debt securities of any series or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities of any series by accepting such debt securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of such securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts, guarantees or units that may be offered pursuant to this prospectus. The warrants, purchase contracts, guarantees and units and each warrant agreement, purchase contract agreement, guarantee and unit agreement will be governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

We or any of the selling shareholders may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. If so, a prospectus supplement will include the following information:

•	the names of any underwriters, dealers or agents;

•	the purchase price of securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

In addition, any of the selling shareholders may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by the registration statement of which this prospectus forms a part to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to the registration statement of which this prospectus forms a part and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from any of the selling shareholders or others to settle such sales and may use securities received from such selling shareholder to close out or hedge any related short positions. Any selling shareholder may also loan or pledge securities covered by the registration statement of which this prospectus forms a part and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to the registration statement of which this prospectus forms a part and the applicable prospectus supplement or pricing supplement, as the case may be.

In this “Plan of Distribution”, unless the context otherwise indicates, references to selling shareholders include their pledgees, donees, transferees or successors in interest.

Sale Through Underwriters or Dealers

If we or any of the selling shareholders use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we or any of the selling shareholders inform you otherwise in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If we or any of the selling shareholders utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them. Any underwriters will use a prospectus supplement in connection with any offers or sales of securities pursuant to the registration statement of which this prospectus forms a part.

We or any of the selling shareholders may make sales of our common stock to or through one or more underwriters, dealers or agents in at-the-market offerings and will do so pursuant to the terms of a distribution agreement between the underwriters, dealers or agents and us. If we or any of the selling shareholders engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters, dealers or agents, which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters, dealers or agents. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities.

Therefore, exact figures regarding net proceeds to us or commissions to be paid are impossible to determine and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters, dealers or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter, dealer or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our common stock through another dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our common stock. We will describe any such activities in the applicable prospectus supplement. To the extent that any named dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such dealer or agent will not engage in any such stabilization transactions.

In connection with any particular offering pursuant to the registration statement of which this prospectus forms a part, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

Over-allotment involves sales by an underwriter of shares in excess of the number of shares an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by an underwriter is not greater than the number of shares that it may purchase in an over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, an underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through an over-allotment option. If an underwriter sells more shares than could be covered by an over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of the common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

If we or any of the selling shareholders use dealers in the sale of securities, we or such selling shareholders will sell the securities to the dealers as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in a prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We or any of the selling shareholders may sell the securities directly, without the involvement of underwriters, dealers or agents. We or any of the selling shareholders also may sell the securities through agents we designate from time to time, who may be deemed to be underwriters as that term is defined in the Securities Act. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us or any of the selling shareholders to the agent. Unless we inform you otherwise in a prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or any of the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in a prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement would describe the commission payable for solicitation of those contracts.

General Information

We or any of the selling shareholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us or any of the selling shareholders in the ordinary course of their business.

In order to comply with the securities laws of some states, if applicable, securities must be sold in those states only through registered or licensed brokers or dealers. In addition, some states may restrict us from selling securities unless the securities have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have informed the selling shareholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales of common stock.

We have agreed to indemnify selling shareholders against certain liabilities arising under the Securities Act from sales of common stock. We have agreed, among other things, to pay expenses incurred by us in connection with the registration and sale of the shares of common stock covered by this prospectus, including all SEC, New York Stock Exchange and blue sky registration and filing fees, printing expenses, transfer agents’ and registrars’ fees, and the reasonable fees and disbursements of our outside counsel and independent accountants.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the common stock or preferred stock being offered hereby will be passed upon for us by Day Pitney LLP, Parsippany, New Jersey, and the validity of the other securities being offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Eastman Kodak Company and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity, and cash flows for the years ended December 31, 2015 and 2014, the four month period ended December 31, 2013, and the eight month period ended August 31, 2013 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

EASTMAN KODAK COMPANY

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

GUARANTEES

UNITS

PROSPECTUS

August 9, 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts, other than the SEC registration fee, are estimated and actual costs and expenses may vary significantly from such estimates based on the number and nature of offering(s) in which securities are issued.

Type	Amount
SEC registration fee	$120,840
Printing expenses	50,000
Legal fees and expenses	250,000
Accounting fees and expenses	125,000
Transfer agent fees and expenses	10,000
Rating agency fees	750,000
Trustee’s and depositary’s fees and expenses	20,000
Miscellaneous expenses	10,000

Total	$1,335,840

Item 15.	Indemnification of Directors and Officers.

The registrant is incorporated under the laws of the State of New Jersey.

The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

The New Jersey Business Corporation Act further provides that indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

Section 6 of the Second Amended and Restated Certificate of Incorporation of the registrant provides that to the fullest extent permitted by the New Jersey Business Corporation Act, directors and officers of the registrant shall not be personally liable to the registrant or its shareholders for damages for breach of any duty owed to the registrant or its shareholders.

Section 2(a) of Article 8 the Third Amended and Restated By-laws of the registrant provides that the registrant shall indemnify and hold harmless against all liabilities any person who is or was a director or officer, including the director’s or officer’s estate (an “Indemnitee”), who is or was a party to or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise in respect of any past, present or future matter, including any action suit or proceeding by or in the right of the corporation (an “Action”), by reason of the fact that the Indemnitee is or was serving as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of any other enterprise; provided, however, that the corporation shall not indemnify an Indemnitee if a judgment or other final adjudication adverse to the Indemnitee establishes that the Indemnitee’s acts or omissions (a) were acts or omissions that the Indemnitee knew or believed to be contrary to the best interests of the corporation or shareholders in connection with a matter to which he had a material conflict of interest, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit. Subject to the receipt by the corporation of an undertaking by the Indemnitee to repay Expenses if there shall be a judgment or other final adjudication that the Indemnitee is not entitled to receive reimbursement of Expenses from the corporation, the corporation shall pay or reimburse an Indemnitee within 20 days following the later of (i) the receipt of such undertaking and (ii) receipt of a demand from the Indemnitee for payment or reimbursement of Expenses, in advance of final disposition or otherwise, to the full extent authorized or permitted by law, Expenses as incurred by the Indemnitee in defending any actual or threatened Action by reason of the fact that the Indemnitee is or was serving as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of any other enterprise; provided, however, the corporation shall not be required hereunder to further pay or reimburse Expenses and, if requested by the corporation, shall be entitled to repayment of Expenses from the Indemnitee following any plea formally entered by or formal written admission by the Indemnitee in the Action for which the Indemnitee has sought payment or reimbursement of Expenses or indemnification that the Indemnitee has committed such acts or omissions establishing that the Indemnitee is not entitled to indemnification pursuant to subsection (a). The Indemnitee shall be entitled to be paid or reimbursed for Expenses incurred in any Action to obtain indemnification or payment or reimbursement of Expenses under subsection (a) on the same terms, conditions and limitations as the Indemnitee is entitled to Expenses under the previous sentence. The corporation shall not be obligated under subsection (a) to provide any indemnification or any payment or reimbursement of Expenses to an Indemnitee in connection with an Action (or part thereof) initiated by the Indemnitee unless the Board has authorized or consented to the Action (or part thereof) in a resolution adopted by the Board. For the purposes of Article 8, “Expenses” shall include, without limitation, all reasonable fees, costs and expenses, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, or investigating an Action, including any Action to obtain indemnification or payment or reimbursement of Expenses.

In addition, Section 2(b) of Article 8 of the Third Amended and Restated By-laws of the registrant also provides that, to the extent authorized from time to time by the board or directors of the registrant and subject to any terms and conditions thereof, the corporation may, to the full extent authorized or permitted by law, advance Expenses and indemnify and hold harmless against liabilities any person not covered by subsection (a) of Section 2, including the person’s estate (an “Employee Indemnitee”), who is or was an employee or agent of this corporation, or who is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of any other enterprise, or the legal representative of any such person, and who is or was a party to or threatened to be made a party to any Action by reason of the fact that the Employee Indemnitee is or was serving in any of the foregoing capacities.

Section 3 of Article 8 of the Third Amended and Restated By-laws of the registrant further provides that the right of an Indemnitee or Employee Indemnitee to indemnification and payment or reimbursement of Expenses by the corporation under Section 2 of Article 8 of the Third Amended and Restated By-laws shall be in addition to, and not in lieu of, any statutory or other right of indemnification or payment, advancement or reimbursement of Expenses provided to any Indemnitee or Employee Indemnitee. Section 3 of Article 8 further provides that no amendment of Article 8 of the Third Amended and Restated By-laws shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

Item 16.	Exhibits.

A list of exhibits filed with this registration statement is set forth in the Exhibit Index, and such exhibits are incorporated into this Item 16 by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(iii)

each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	In connection with offerings of securities to existing security holders pursuant to warrant or rights where any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period for a warrant or rights offering, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)	In connection with offerings of securities at competitive bids: (a) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (b) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(9)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(10)	That:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(11)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Eastman Kodak Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on August 9, 2016.

EASTMAN KODAK COMPANY

By:	/s/ Sharon E. Underberg
Name:	Sharon E. Underberg
Title:	General Counsel, Secretary & Senior Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Jeffrey J. Clarke, David E. Bullwinkle and Sharon E. Underberg, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffrey J. Clarke Jeffrey J. Clarke	Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2016

/s/ David E. Bullwinkle David E. Bullwinkle	Chief Financial Officer (Principal Financial Officer)	August 9, 2016

/s/ Eric H. Samuels Eric H. Samuels	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	August 9, 2016

/s/ Mark S. Burgess Mark S. Burgess	Director	August 9, 2016

/s/ James V. Continenza James V. Continenza	Chairman	August 9, 2016

/s/ Matthew A. Doheny Matthew A. Doheny	Director	August 9, 2016

/s/ John A. Janitz John A. Janitz	Director	August 9, 2016

/s/ George Karfunkel George Karfunkel	Director	August 9, 2016

/s/ Jason New Jason New	Director	August 9, 2016

/s/ William G. Parrett William G. Parrett	Director	August 9, 2016

/s/ Derek Smith Derek Smith	Director	August 9, 2016

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement relating to the securities offered by this registration statement.

4.1	Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company, effective as of September 3, 2013 (Incorporated herein by reference to Exhibit 4.1 to the registrant’s registration statement on form S-8 filed on September 3, 2013.)

4.2	Third Amended and Restated By-laws of the registrant, effective as of May 16, 2014 (Incorporated herein by reference to Exhibit 3.1 of the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 as filed on August 5, 2014).

4.3	Form of Subordinated Debt Indenture (Filed herewith).

4.4	Form of Senior Debt Indenture (Filed herewith).

4.5*	Form of Certificate of Designation, Powers and Preferences of Preferred Stock.

4.6*	Form of Warrant.

4.7*	Form of Warrant Agreement.

4.8*	Form of Purchase Contract Agreement.

4.9*	Form of Unit Agreement.

4.10*	Form of Depositary Agreement.

4.11*	Form of Depositary Receipt.

5.1	Opinion of Day Pitney LLP (Filed herewith).

5.2	Opinion of Gibson, Dunn & Crutcher LLP (Filed herewith).

12.1	Computation of Ratio of Earnings to Fixed Charges (Filed herewith).

23.1	Consent of Day Pitney LLP (Included in Exhibit 5.1).

23.2	Consent of Gibson, Dunn & Crutcher LLP (Included in Exhibit 5.2).

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (Filed herewith).

23.4	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (Filed herewith).

24.1	Powers of Attorney (Included on the signature pages hereto).

25.1+	Statement of Eligibility of Trustee on Form T-1 with respect to the Subordinated Debt Indenture.

25.2+	Statement of Eligibility of Trustee on Form T-1 with respect to the Senior Debt Indenture.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.
+	To be filed by amendment or pursuant to the Trust Indenture Act of 1939 Section 305(b)(2), if applicable.